UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2005

Santander BanCorp
(Exact name of registrant as specified in its charter)
Puerto Rico	001-15849	66-0573723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
207 Ponce de León Avenue, San Juan, Puerto Rico		00917
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (787) 759-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

Santander BanCorp

Current Report on Form 8-K

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 16, 2005, the Board of Directors of Santander BanCorp (the "Corporation") approved the new employment agreements of José R. González, President and Chief Executive Officer, and Carlos M. García, Senior Executive Vice President and Chief Operating Officer, of the Corporation.

Mr. González' agreement with the Corporation, executed on March 23, 2005, is effective as of January 1, 2005 and expires on January 1, 2007. Under the terms of the agreement, Mr. González is entitled to receive an annual base salary of $650,000 for 2005 and $700,000 for 2006 and incentive compensation in accordance with the Corporation's Performance Bonus Plan, which is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). Upon termination of Mr. González' employment, for other than just cause, Mr. González will be entitled to receive the greater of: (i) $1,250,000; or (ii) the gross salary pending to be received from the date of termination of the agreement to January 1, 2007. In the event that Mr. González' agreement is not renewed or extended upon its expiration, Mr. González will be entitled to receive the amount of $1,250,000. Upon the occurrence of a change of control of the Corporation, which means any event whereby Banco Santander Central Hispano, S.A. ("SCH") reduces its ownership in the outstanding shares of the Corporation to less than 50%, and SCH does not provide Mr. González with employment in a similar position, Mr. González will be entitled to receive the greater of: (i) $1,250,000; or (ii) the gross salary pending to be received from the day of termination of the agreement to January 1, 2007. Upon expiration of the agreement, Mr. González shall not provide professional services to any other company in the banking or securities industry in Puerto Rico for a period of twelve (12) months following the termination. Mr. González' agreement also contains certain confidentiality provisions.

Mr. García's agreement with the Corporation, executed on March 23, 2005, is effective as of January 1, 2005 and expires on January 1, 2007. Under the terms of the agreement, Mr. García is entitled to receive an annual base salary of $525,000 for 2005 and $550,000 for 2006 and incentive compensation in accordance with the Corporation's Performance Bonus Plan, which is administered by the Compensation Committee. Upon termination of Mr. García's employment, for other than just cause, Mr. García will be entitled to receive the greater of: (i) $1,000,000; or (ii) the gross salary pending to be received from the date of termination of the agreement to January 1, 2007. In the event that Mr. García's agreement is not renewed or extended upon its expiration, Mr. García will be entitled to receive the amount of $1,000,000. Upon the occurrence of a change of control of the Corporation, which means any event whereby SCH reduces its ownership in the outstanding shares of the Corporation to less than 50%, and SCH does not provide Mr. García with employment in a similar position, Mr. García will be entitled to receive the greater of: (i) $1,000,000; or (ii) the gross salary pending to be received from the day of termination of the agreement to January 1, 2007. Upon expiration of the agreement, Mr. García shall not provide professional services to any other company in the banking or securities industry in Puerto Rico for a period of six (6) months. This non-competition clause of the agreement will not apply upon termination of the agreement as a result of a change in control. Mr. García's agreement also contains certain confidentiality provisions.

The foregoing descriptions are qualified in their entirety by reference to the employment agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and incorporated by reference to this Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The following exhibits shall be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

10.1 Employment Agreement, dated March 23, 2005, between Santander BanCorp, Banco Santander Puerto Rico and José R. González.

10.2 Employment Agreement, dated March 23, 2005, between Santander BanCorp, Banco Santander Puerto Rico and Carlos M. García.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2005

Santander BanCorp

By:	/s/	María Calero Padrón
Name:		María Calero Padrón
Title:		Executive Vice President and Corporate Comptroller